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                                    EXHIBIT 1

                                    AGREEMENT



      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Startech Environmental Corporation or any subsequent acquisitions or dispositions of equity securities of Startech Environmental Corporation by any of the undersigned.



Dated:  January 4, 2006
                                          /s/ Arthur J. Steinberg
                                          ---------------------------------
                                          ARTHUR J. STEINBERG, not
                                          individually but solely in his
                                          capacity as Receiver of Northshore
                                          Asset Management, LLC and related
                                          entities


                                          ARTHUR J. STEINBERG, as Receiver of
                                          Northshore Asset Management, LLC, and
                                          such of its affiliates and
                                          subsidiaries to the extent
                                          contemplated by the Court orders
                                          entered in the case pending in the
                                          United States District Court for the
                                          Southern District of New York



                                          By:   /s/ Arthur J. Steinberg
                                                ---------------------------
                                                Name:  Arthur J. Steinberg
                                                Title:  Receiver

                                          /s/ John P. Burke
                                          ---------------------------------
                                          CONNECTICUT BANKING COMMISSIONER
                                          John P. Burke, not individually but
                                          solely in his capacity as Receiver of
                                          Circle Trust Company